                                                                    Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) of Plexus Corp. for the registration of 264,139 shares of its common stock and to the incorporation by reference therein of our report dated August 14, 1998 with respect to the financial statements of SeaMED Corporation incorporated by reference in the Current Report on Form 8-K of Plexus Corp. dated July 23, 1999 filed with the Securities and Exchange Commission.



                                Ernst & Young LLP

Seattle, Washington
September 29, 1999